Exhibit 99.1

N  E  W  S     B  U  L  L  E  T  I  N

FROM:

RE:	ECC Capital Corporation
1833 Alton Parkway
Irvine, CA 92606
NYSE: ECR

For Further Information:

AT THE COMPANY:

Roque A. Santi

Chief Financial Officer

(949) 856-7611

rsanti@encorecredit.com

FOR IMMEDIATE RELEASE

JANUARY 20, 2006

ECC Capital Corporation Announces Revision to Previously Reported Results of

Operations for the Three and Nine Months Ended September 30, 2005

IRVINE, CA, January 20, 2006 – ECC Capital Corporation (NYSE: ECR), a mortgage finance real estate investment trust that originates and invests in residential mortgage loans, today announced that it would revise reported results of operations for the three and nine months ended September 30, 2005.

As the result of a clerical error in the recording of income from interest earning cash deposits, ECC Capital will restate its balance sheet as of September 30, 2005 and results of operations for the three and nine months then ended as follows:

Amounts in thousands (except per share amounts)

Balance sheet effect	As of 9/30/2005
	As reported	Restated
Unrestricted cash	$67,942	$64,419
Deferred taxes	39,634	41,097

	Three months ended 9/30/2005		Nine months ended 9/30/2005
	As reported	Restated	As reported	Restated
Pretax income (loss)	$19,592	$16,069	$(26,932)	$(30,456)
Tax benefit	4,853	6,316	14,715	16,178

Net income (loss)	$24,445	$22,385	$(12,217)	$(14,278)

Basic shares outstanding	98,734		82,739
Diluted shares outstanding	100,578		82,739

Basic EPS	$0.25	$0.23	$(0.15)	$(0.17)
Diluted EPS	$0.24	$0.22	$(0.15)	$(0.17)

About ECC Capital Corporation

ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage real estate investment trust (REIT) that originates and invests in residential mortgage loans. Through its wholesale and retail subsidiaries, ECC Capital offers a series of mortgage products to borrowers, with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. ECC Capital is structured to qualify as a REIT by managing a portfolio of nonconforming loans it originates or acquires. As a REIT, ECC Capital’s principal business objective is to generate net income for distribution to its stockholders from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that those forward-looking statements be subject to the safe-harbor created thereby. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to: (i) the condition of the U.S. economy and financial system, (ii) the interest rate environment, (iii) the stability of residential property values, (iv) the potential effect of new state or federal laws or regulations, (v) the effect of increasing competition, (vi) ECC Capital’s ability to implement successfully its business strategy, (vii) continued availability of credit facilities and access to the securitization markets or other sources of capital including the whole loan sale market, (viii) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, and (ix) other factors and risks discussed in ECC Capital’s Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on April 8, 2005. You should also be aware that, except as otherwise specified, all information in this news release is as of January 20, 2006. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.